Exhibit 23.1

Gaffney, Cline & Associates Inc.		Four Oaks Place
1300 Post Oak Boulevard, Suite 1000
Houston, Texas 77056

	Telephone:	(713) 850-9955
Technical and Management Advisers to the Petroleum Industry Internationally Since 1962	Facsimile:	(713) 850-9966
	Email:	gcah@gaffney-cline.com
DKM/bgh/C1490.06/gcah.93.11		February 24, 2011

YPF S.A.
Macacha Güemes 515
C1106BKK Buenos Aires
Argentina

Consent of Independent Petroleum Engineers

Gentlemen:

Gaffney, Cline & Associates, Inc. hereby consents to the references to us and the inclusion of our third party report dated February 22, 2011 and the information included therein in the section “Recent Developments” in YPF S.A.’s report on Form 6-K furnished to the United States Securities and Exchange Commission on February 24, 2011. We further consent to the incorporation by reference of the same information and report in Form F-3 documents that have been filed with the Securities and Exchange Commission by YPF S.A.

Very truly yours,

GAFFNEY, CLINE & ASSOCIATES, INC.

/s/ David K. Morgan
David K. Morgan
Senior Technical Manager

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